IMAX CORPORATION

Exhibit 21.1
SUBSIDIARIES OF IMAX CORPORATION

Company Name	Place of Incorporation
12582 Productions Inc.	Delaware
1329507 Ontario Inc.	Ontario
2328764 Ontario Ltd.	Ontario
3183 Films Ltd.	Canada
4507592 Canada Ltd.	Canada
6822967 Canada Ltd.	Canada
7096267 Canada Ltd. (formerly 3D Sea II Ltd.)	Canada
7103077 Canada Ltd.	Canada
7109857 Canada Ltd.	Canada
7214316 Canada Ltd.	Canada
7550391 Canada Ltd.	Canada
7550405 Canada Ltd.	Canada
7742266 Canada Ltd.	Canada
7742274 Canada Ltd.	Canada
9733248 Canada Ltd (f/ka IMAX Space Ltd.)	Canada
Animal Orphans 3D Ltd.	Ontario
Arizona Big Frame Theatres, L.L.C.	Arizona
Baseball Tour, LLC	Delaware
ILW Productions Inc.	Delaware
IMAX (Barbados) Holding, Inc.	Barbados
IMAX (Hong Kong) Holding, Limited	Hong Kong
IMAX (Rochester) Inc.	Delaware
IMAX (Shanghai) Commerce and Trade Co., Ltd.	People’s Republic of China
IMAX (Shanghai) Digital Media Co., Ltd.	People’s Republic of China
IMAX (Shanghai) Multimedia Technology Co., Ltd.	People’s Republic of China
IMAX (Shanghai) Theatre Technology Services Co., Ltd.	People’s Republic of China
IMAX (Titanic) Inc. (50 % owned by IMAX Corp.)	Delaware
IMAX 3D TV Ventures, LLC	Delaware
IMAX AI Limited	Ireland
IMAX Chicago Theatre LLC	Delaware
IMAX Chicago Theatre LLC	Delaware
IMAX China (Hong Kong), Limited	Hong Kong
IMAX China Holding, Inc.	Cayman Islands
IMAX Documentary Films Capital, LLC	Delaware
IMAX Film Holding Co.	Delaware
IMAX GWG Inc.	Delaware
IMAX II U.S.A. Inc.	Delaware
IMAX Indianapolis LLC	Indiana
IMAX International Sales Corporation	Canada
IMAX Investment Management, LLC	Delaware
IMAX Japan Inc.	Japan
IMAX Minnesota Holding Co.	Delaware

IMAX Music Ltd.	Ontario
IMAX Post/DKP Inc.	Delaware
IMAX Providence General Partner Co.	Delaware
IMAX Providence Limited Partner Co.	Delaware
IMAX PV Development Inc.	Delaware
IMAX Rhode Island Limited Partnership	Rhode Island
IMAX Rhode Island Limited Partnership	Rhode Island
IMAX Scribe Inc.	Delaware
IMAX Space Productions Ltd.	Canada
IMAX Spaceworks Ltd.	Canada
IMAX Theatre Holding (California I) Co.	Delaware
IMAX Theatre Holding (California II) Co.	Delaware
IMAX Theatre Holding (Nyack I) Co.	Delaware
IMAX Theatre Holding (Nyack II) Co.	Delaware
IMAX Theatre Holding Co.	Delaware
IMAX Theatre Holdings (OEI), Inc.	Delaware
IMAX Theatre Services Ltd.	Ontario
IMAX Theatres International Limited (f/k/a IMAX EMEA Limited)	Ireland
IMAX U.S.A. Inc.	Delaware
IMAX Virtual Reality Content Fund, LLC	Delaware
IMAX Virtual Reality Content Fund, LLC	Delaware
IMAX VR, LLC	Delaware
IMAXSHIFT, LLC (f/k/a IMAX Fit, LLC*)	Delaware
Line Drive Films Inc. (f/k/a IMAX Theatre Management Company)	Delaware
Madagascar Doc 3D Ltd. (f/k/a Madagascar 3D Ltd.)	Canada
Night Fog Productions Ltd. (formerly 7550324 Canada Inc.)	Canada
Nyack Theatre LLC	New York
Nyack Theatre LLC	New York
Plymouth 135-139, LLC	Delaware
Raining Arrows Productions Ltd.	Canada
Ridefilm Corporation	Delaware
Ruth Quentin Films Ltd.	Canada
Sacramento Theatre LLC	Delaware
Sacramento Theatre LLC	Delaware
Sonics Associates, Inc.	Alabama
Starboard Theatres Ltd.	Canada
Strategic Sponsorship Corporation	Delaware
Taurus-Littrow Productions Inc.	Delaware
Walking Bones Pictures Ltd.	Canada